SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549






                          FORM 8-K/A(2)



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      October 4, 1995




                            SPINNAKER INDUSTRIES, INC.




                Delaware               0-9559                      06 0544125
(State or other jurisdiction        (Commission               (IRS Employer
      of Corporation)              file Number)         Identification No.)



               600 N. Pearl St., Suite 2160, Dallas Texas 75201
      (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:    (214) 855-0322




  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets


     Reference is made to Item 2 of the Form 8-K of Registrant and in particular to the description of the Spinnaker Subordinated Note issued to ALCO, the Conversion Documents including the Put Agreements and Lynch's obligation with respect thereto. ALCO has exercised its rights under the Put Agreements to sell the subordinated debt back to Registrant, and pursuant to the Put Agreements, the closing is scheduled for February 1, 1996.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the Agreement to be signed on behalf by the undersigned, thereunto duly authorized.


                                        SPINNAKER INDUSTRIES, INC.
                                        (Registrant)






                                        James W. Toman
                                        Controller


Date: January 4, 1996